UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported):    May 25, 2004
                                                    --------------


                                 MEDIABAY, INC.
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             (Exact name of registrant as specified in its charter)


          FLORIDA                   1-13469                      65-0429858
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)


          2 Ridgedale Avenue, Suite 300, Cedar Knolls, New Jersey 07927
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:   (973) 539-9528
                                                     ----------------

ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE.

MediaBay, Inc. ("MediaBay") is filing this report to report the following events:

           On April 28, 2004, MediaBay entered into a new credit agreement ("New Credit Agreement") by and among MediaBay and certain of its subsidiaries, the guarantors signatory thereto, Zohar CDO 2003-1, Limited ("Zohar") as lender, and Zohar, as agent, pursuant to which MediaBay and certain of its subsidiaries initially borrowed $9.5 million. Huntingdon Corporation ("Huntingdon"), Norton Herrick ("Herrick") and the N. Herrick Irrevocable ABC Trust ("Trust") consented, among other things, to the New Credit Agreement. The New Credit Agreement requires the aggregate amount of principal and interest owed by MediaBay to Huntingdon, Herrick and the Trust be reduced to $6.8 million ("Permissible Debt") by June 1, 2004, and that the Permissible Debt be reduced by up to an additional $1.8 million if MediaBay does not raise at least $1 million in additional equity in each of the next two years. In order to reduce the aggregate debt owed to them by MediaBay, Huntingdon and Herrick agreed, subject to and automatically upon the receipt of a fairness opinion from an independent investment banking firm, to exchange an aggregate of $4.3 million of principal and accrued interest of the notes and accrued dividends on the Trust's Series A Preferred Stock into units consisting of an aggregate of (i) 43,527 shares of Series C Preferred Stock, convertible into an aggregate of 5,580,384 shares of Common Stock at a conversion price of $0.78, and (ii) warrants to purchase 11.2 million shares of Common Stock. The Series C Preferred Stock has a liquidation preference of $100 per share. The Warrants are exercisable for ten years at an exercise price of $0.53.

           On May 25, 2004, a fairness opinion was received from an independent investment banking firm, and, pursuant to the agreements described above, the exchange of debt for units occurred. The transactions described above will result in a charge to earnings for debt inducement pursuant to SFAS 84 estimated at $390,000.

           On May 20, 2004, the Nasdaq Listing Qualifications Panel ("Panel") notified MediaBay that, as of May 20, 2004, it has failed to demonstrate stockholders' equity at the Nasdaq minimum requirement of at least $10.0 million. On May 21, 2004, the Panel responded to a request by MediaBay to extend time constraints imposed for compliance with Nasdaq listing standards by allowing until June 4, 2004 for MediaBay to demonstrate stockholders' equity at a level of at least $10.0 million. The stockholders' equity of MediaBay, as of this date, exceeds the Nasdaq minimum requirement and notice of such has been sent to the Panel along with a pro forma balance sheet dated April 30, 2004, shown below, evidencing stockholders' equity of at least $10.0 million.

           MediaBay believes it satisfies the stockholders' equity requirement of Nasdaq as of May 25, 2004 and is aware that Nasdaq will continue to monitor MediaBay's ongoing compliance with the stockholders' equity requirement and, if at the time of its next periodic report MediaBay does not evidence compliance, that it may be subject to delisting.


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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           PRO FORMA FINANCIAL INFORMATION.

           Below is the pro forma balance sheet dated April 30, 2004 reflecting the effects of the conversion of the $4.3 million of principal and accrued interest of the notes and accrued dividends on the Series C Preferred Stock which occurred on May 25, 2004:


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

                                                            (IN THOUSANDS)
                                                  HISTORICAL                   PRO FORMA
                                                   APRIL 30,   PRO FORMA        APRIL 30,
                                                     2004     ADJUSTMENTS         2004
                                                  ---------   -----------      ----------
                      ASSETS
Current Assets:
      Cash and cash equivalents                   $   4,299                    $   4,299
      Accounts receivable, net                        1,878                        1,878
      Inventory                                       4,242                        4,242
      Prepaid expenses and other current assets         240                          240
      Royalty advances                                1,516                        1,516
                                                  ---------    ---------       ---------
      Total current assets                           12,175            0          12,175
   Fixed assets, net                                    239                           239
   Deferred member acquisition costs                  2,293                         2,293
   Deferred income taxes                             14,753                        14,753
   Other intangibles                                     38                            38
   Goodwill                                           9,658                         9,658
                                                  ---------    ---------       ---------
                                                  $  39,156    $       0       $  39,156
                                                  =========    =========       =========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable and accrued expenses       $   7,989                    $   7,989
      Short-term debt, net                              214                          214
                                                  ---------    ---------       ---------
      Total current liabilities                       8,203           --           8,203
                                                  ---------    ---------       ---------

   Long-term debt, net                               10,264
   Related party long-term debt, net                 11,162       (4,353)(1)       6,809
   Commitments and Contingencies

Stockholders' Equity:
   Preferred stock                                    2,828        4,353(1)        7,181
   Common stock                                      98,616                       98,616
   Contributed capital                               17,012          390(2)       17,402
   Accumulated deficit                             (108,929)        (390)(2)    (109,319)
      Total common stockholders' equity               9,527        4,353          13,880
                                                  ---------    ---------       ---------
                                                  $  39,156    $      --       $  39,156
                                                  =========    =========       =========

----------
(1) Represents conversion of related party debt to preferred stock.
(2) Represents charge to earnings for debt inducement.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              MEDIABAY, INC.


                                              By: /s/ John F. Levy
                                                  ------------------------------
                                                  John F. Levy,
                                                  Executive Vice President and
                                                  Chief Financial Officer

Date:  May 25, 2004


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